Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 22, 2024 relating to the financial statements of Scienture Holdings, Inc. (f/k/a TRxADE Health, Inc.), appearing in the Annual Report on Form 10-K of Scienture Holdings, Inc. (f/k/a TRxADE Health, Inc.) for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CM3 Advisory

San Diego, California

December 3, 2024